SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 23, 2003

(Date of Report)

(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of Principal Executive Offices, Including Zip Code)

(206) 521-8340

(Registrant’s Telephone Number, Including Area Code)

None

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On December 23, 2003, WatchGuard Technologies, Inc. announced the resignation of James Cady as President, Chief Executive Officer, and Chairman of the Board, effective immediately. Steve Moore, the former Executive Vice President, as well as a co-founder and current board member, will serve as Interim CEO. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 Press Release of WatchGuard Technologies, Inc. dated December 23, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date:	December 23, 2003	By:	/s/ STEVEN N. MOORE

Steven N. Moore Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of WatchGuard Technologies, Inc. dated December 23, 2003